UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On May 18, 2009, U.S. Home Systems, Inc. (the “Company”) and Peter T. Bulger entered into a Stock Purchase Agreement (“Agreement”) whereby the Company purchased 204,345 shares of the Company’s common stock owned by Mr. Bulger for a purchase price of $459,776.25, or $2.25 per share. The purchase of the 204,345 shares by the Company is a private transaction and is not included in the Company’s $2 million Stock Purchase Program. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Mr. Bulger resigned on February 2, 2009 as the Company’s president and chief operating officer. Mr. Bulger is not currently an affiliate of the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Exhibits.

The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
10.1	Stock Purchase Agreement dated May 18, 2009 between U.S. Home Systems, Inc. and Peter T. Bulger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 19th day of May, 2009 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
Chairman, President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Stock Purchase Agreement dated May 18, 2009 between U.S. Home Systems, Inc. and Peter T. Bulger